Exhibit 10.4

Modification of Partnership Purchase Agreement

By and Among

Natural Resource Group Gathering, LLC

and

New Frontier Energy, Inc.

This instrument is intended to modify the agreement between the above parties dated December 26, 2007 which was modified by a modification agreement dated December 24, 2008. This agreement is intended to further modify the aforementioned agreements, and is to be effective as of________________, 2009

WHEREAS	the New Frontier Energy, Inc. (hereinafter “NFE”) entered into a purchase agreement with Natural Resource Group Gathering, LLC’s (hereinafter “NRGG”) purchasing NRGG’s general partnership interest in Slater Dome Gathering, LLLP (hereinafter “SDG”) for a purchase of price of $1,075,000, of which $268,750 was paid by NFE at closing and executed a promissory note in the amount of $806,250.00 bearing 2.5% interest maturing on December 31, 2008 which was modified to mature on December 31, 2009.. NFE has made a installment payments on the note in the amount of $421,500.85 consisting of principal in the amount of $403,305.00 and interest of $18,195.85 leaving a principal balance still due of $403,125.00.

WHEREAS	the parties desire to extend the due date and payment terms of the promissory note whereby $201,565.50 of principal is due December 31, 2009 together with accrued interest and the remaining principal balance of $201,565.50 together with accrued interest will be due December 31, 2010. NFE and NRGG agree that NFE has the right of prepayment with out penalty of any and all of the principal together with accrued interest to the date of payment;

IN WITNESS WHEREOF,	NFE and NRGG have caused this additional modification to the Promissory Note and Partnership Interest Purchase Agreement dated December 26, 2007, as amended on December 24, 2008, to be executed under seal by its duly authorized officers or members as of__________________________, 2009.

NEW FRONTIER ENERGY, INC. LLC	Natural Resource, Group Gathering, LLC

By:_________________________________ Its:	Chester Petrow Managing Member